UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 16, 2025

reAlpha Tech Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41839	86-3425507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6515 Longshore Loop, Suite 100, Dublin, OH 43017

(Address of principal executive offices and zip code)

(707) 732-5742

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 16, 2025, reAlpha Tech Corp. (the “Company”) commenced a best efforts public offering (the “Offering”) of an aggregate of (i) 13,333,334 shares (the “Shares”) of its common stock, par value $0.001 per share (“Common Stock”), (ii) Series A-1 warrants (the “Series A-1 Warrants”) to purchase up to an aggregate of 13,333,334 shares of Common Stock (the “Series A-1 Warrant Shares”) and (iii) Series A-2 warrants (the “Series A-2 Warrants,” and together with the Series A-1 Warrants, the “Warrants”) to purchase up to an aggregate of 13,333,334 shares of Common Stock (the “Series A-2 Warrant Shares,” and together with the Series A-1 Warrant Shares, the “Warrant Shares”). Each Share is being sold together with one Series A-1 Warrant to purchase one share of Common Stock and one Series A-2 Warrant to purchase one share of Common Stock. The combined public offering price for each Share and accompanying Warrants is $0.15. Each Warrant will have an exercise price of $0.15 per share and will be exercisable beginning on the effective date of stockholder approval of the issuance of the Warrant Shares (the “Warrant Stockholder Approval”). The Series A-1 Warrants will expire five years from the effective date of Warrant Stockholder Approval. The Series A-2 Warrants will expire twenty-four months from the effective date of Warrant Stockholder Approval.

The Offering is expected to close on or about July 18, 2025, subject to the satisfaction of customary closing conditions. The net proceeds of the Offering, after deducting the fees and expenses of the Placement Agent (as defined below), described in more detail below, and other offering expenses payable by the Company, but excluding the net proceeds, if any, from the exercise of the Warrants, is expected to be approximately $1.56 million. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes, which could include repayment of debt, future acquisitions, capital expenditures and the purchase of cryptocurrencies in accordance with the Company’s cryptocurrency investment policy.

In connection with the Offering, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors on July 16, 2025. Pursuant to the Purchase Agreement, the Company agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or any amendment or supplement thereto for 30 days after the closing date of the Offering, subject to certain exceptions. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a variable rate transaction (as defined in the Purchase Agreement) until the one-year anniversary of the closing date of the Offering, subject to certain exceptions. Additionally, pursuant to the terms of the Purchase Agreement, each of the Company’s directors and executive officers and each holder of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock holding, on a fully diluted basis, 10% or more of the Company’s issued and outstanding Common Stock, entered into lock-up agreements that prohibit the sale, transfer, or other disposition of securities of the Company for a period of 60 days following the closing of the Offering, subject to certain exceptions.

Pursuant to the Purchase Agreement, the Company agreed to hold an annual or special meeting of stockholders on or prior to the date that is 90 days following the closing date of the Offering for the purpose of obtaining the Warrant Stockholder Approval, with the recommendation of the Company’s board of directors (the “Board”) that such proposal is approved. If the Company does not obtain Warrant Stockholder Approval at the first meeting, the Company agreed to call a meeting every 90 days thereafter to seek Warrant Stockholder Approval until the earlier of the date on which Warrant Stockholder Approval is obtained or the Warrants are no longer outstanding. In connection with the Warrant Stockholder Approval, on July 16, 2025, Giri Devanur, the Executive Chairman of the Board, Michael J. Logozzo, the Company’s Chief Executive Officer, and Monaz Karkaria, a member of the Board, each entered into a voting agreement (each, a “Voting Agreement”), pursuant to which they agreed to vote all Common Stock over which such persons have voting control as of the record date for the meeting of stockholders (and any adjournment or postponement thereof) at which the Warrant Stockholder Approval is sought, in favor of such Warrant Stockholder Approval.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the purchasers, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

A holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

H.C. Wainwright & Co., LLC (the “Placement Agent”) is acting as the exclusive placement agent in connection with the Offering. Pursuant to that certain Engagement Letter, dated March 24, 2025 (the “Engagement Letter”), between the Company and the Placement Agent, the Company agreed to pay the Placement Agent in connection with the Offering a cash fee equal to 7.0% of the aggregate gross proceeds raised in the Offering, up to $100,000 for fees and expenses of the Placement Agent’s counsel and other out of pocket expenses and $15,950 for clearing expenses.

Also pursuant to the Engagement Letter, the Company, in connection with the closing of the Offering, agreed to issue to the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 666,667 shares of Common Stock (the “Placement Agent Warrant Shares”) (which represents 5.0% of the Shares). The Placement Agent Warrants will become exercisable beginning on the effective date of the Warrant Stockholder Approval, have an exercise price of $0.1875 (125% of the combined public offering price per Share and accompanying Warrants) and will terminate on the five-year anniversary of commencement of sales in the Offering.

The Shares, the Series A-1 Warrants, the Series A-1 Warrant Shares, Series A-2 Warrants, the Series A-2 Warrant Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares are being offered and sold by the Company pursuant to a Registration Statement on Form S-1 (File No. 333-288571) originally filed on July 9, 2025, as amended (including the prospectus forming a part of such Registration Statement), with the Securities and Exchange Commission (the “SEC”) under the Securities Act, and declared effective by the SEC on July 16, 2025.

The foregoing description of the Purchase Agreement, the Voting Agreements, the Series A-1 Warrants, the Series A-2 Warrants and the Placement Agent Warrants is not complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement, the form of Voting Agreement, the form of Series A-1 Warrant, the form of Series A-2 Warrant and the form of Placement Agent Warrant, copies of which are filed as Exhibits 10.1, 10.2, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale, of the securities referred to herein in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 8.01 Other Events.

On July 16, 2025, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and are hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Series A-1 Warrant
4.2	Form of Series A-2 Warrant
4.3	Form of Placement Agent Warrant
10.1*	Form of Securities Purchase Agreement
10.2	Form of Voting Agreement
99.1	Press Release, dated July 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2025	reAlpha Tech Corp.

	By:	/s/ Michael J. Logozzo
Michael J. Logozzo
Chief Executive Officer

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